Exhibit 99.1

Health Catalyst Appoints Ben Albert as Chief Executive Officer

Albert to Sharpen Focus on Improving Cost and Operational Efficiency, Clinical Quality, and Consumer Experience in Healthcare

Health Catalyst Board to be Reduced to Five Directors Immediately Prior to the 2026 Annual Meeting

Salt Lake City, UT – February 18, 2026 – Health Catalyst, Inc. (Nasdaq: HCAT) (“Health Catalyst” or the “Company”), a leading provider of data and analytics technology and services to healthcare organizations, today announced that Ben Albert, the Company’s President and Chief Operating Officer (COO), was appointed to serve as Chief Executive Officer (CEO) and as a member of Health Catalyst’s Board of Directors ( “Board”), effective February 12, 2026.

In connection with the appointment, Health Catalyst accelerated the timing of its previously announced succession plan for Dan Burton, who has stepped down as CEO and as a member of the Board. As Mr. Burton retires from his position as CEO, Health Catalyst expects that he will continue to serve as an employee with the title of strategic advisor. Health Catalyst also expects to enter into a transition agreement with Mr. Burton.

Mr. Albert is an experienced leader with more than 25 years of experience building and leading healthcare organizations. Upon assuming the President and COO position at Health Catalyst in September 2025, Mr. Albert undertook a comprehensive analysis of Health Catalyst’s capabilities to focus resources on key business priorities. As part of that effort, he streamlined its leadership structure to enhance strategic focus, simplify operations, and improve execution across the business. These actions are intended to better align resources with Health Catalyst’s highest-return priorities, and support improved financial performance over time.

“I am honored to lead Health Catalyst as its next CEO,” said Mr. Albert. “I have seen firsthand the mission-driven dedication that defines our organization. We will continue to leverage our expertise to help clients manage costs, improve clinical quality, and strengthen consumer loyalty. When we bring our technology, data, and expertise together in these areas, we have a clear path to delivering measurable improvement and creating meaningful value, positioning us to deliver real impact where our clients need it most. I look forward to building on this strong foundation by strategically centering our focus and aligning our resources with an aim to return to growth for the benefit of our clients and shareholders.”

Justin Spencer, independent Chair of the Health Catalyst Board, said, “Following a comprehensive search process, we are confident Ben will provide the stability and operational depth needed to lead Health Catalyst in reaching for our full potential. The Board has been impressed with the focus and execution he has demonstrated as he has worked to streamline and strengthen the business. Finally, on behalf of the Board, we thank Dan for his exceptional leadership throughout his tenure guiding Health Catalyst.”

“Having worked side by side with Ben these last few months, it’s become clear that he is the right person to lead Health Catalyst forward,” said Mr. Burton. “Ben’s understanding of our business, dedication to our mission, and commitment to our clients are unmatched. He shares the same values that empower our team and organization every day. I believe in Health Catalyst’s future and its capability to continue to be the catalyst for massive, measurable, data-informed healthcare improvement. I take comfort in knowing that I pass the baton to a leader of Ben’s caliber and character.”

Director Transitions

Health Catalyst today also announced actions to reduce the size of the Board. Dawn Smith and Duncan Gallagher stepped down from the Board, effective February 17, 2026, and John Kane will step down on April 1, 2026. These changes are in addition to the planned departure of Matt Kolb, who previously notified the Company that he will not seek reelection as a director at the 2026 Annual Meeting of Shareholders and will complete his board service immediately prior to the 2026 Annual Meeting.

As a result of these changes, the size of the Board has been reduced at the effective time of each of the departures and will ultimately be set at five directors immediately prior to the 2026 Annual Meeting. Health Catalyst is grateful for the contributions and service of the departing directors.

In addition, Mr. Spencer has been elected to serve as Chair of the Board. Matt Arens has been named Chair of the Nominating and Corporate Governance Committee, which now consists of Mr. Arens and Jill Hoggard Green; Julie Larson-Green will continue to serve as Chair of the Compensation Committee; and Mr. Kane will continue to serve as Chair of the Audit Committee until his departure. The Audit Committee now consists of Mr. Kane, Mr. Spencer, and Ms. Larson-Green.

About Ben Albert

Ben Albert joined Health Catalyst in January 2025 through its acquisition of Upfront Healthcare Services, Inc. (“Upfront”), where he served as CEO and Co-Founder. Prior to launching Upfront, he founded and led Care Team Connect, a leading care management platform for providers, which was later acquired by The Advisory Board Company, where he served as an executive following close of that transaction. Mr. Albert also held various executive-level positions at PatientKeeper, Inc., and Data Harbor, Inc., before both companies were acquired. He also served as an Entrepreneur-In-Residence and Operating Partner within the Strategic Investments Division of Cambia Health Solutions. Mr. Albert holds a BA from Western Michigan University and an MBA from University of Illinois, Chicago.

About Health Catalyst

Health Catalyst (Nasdaq: HCAT) is a leading provider of data and analytics technology and services that ignite smarter healthcare, lighting the path to measurable clinical, financial, and operational improvement. More than 1,100 organizations worldwide rely on Health Catalyst's offerings, including our cloud-based technology ecosystem, Health Catalyst Ignite™, AI-enabled data and analytics solutions, and expert services to drive meaningful outcomes across hundreds of millions of patient records. Powered by high-value data, standardized measures and registries, and deep healthcare domain expertise, Ignite helps organizations transform complex information into actionable insights. Backed by a multi-decade mission and a proven track record of delivering billions of dollars in measurable results, Health Catalyst continues to serve as the catalyst for massive, measurable, data-informed healthcare improvement and innovation.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the impact of Mr. Albert being appointed the CEO of Health Catalyst and joining the Board, Mr. Burton’s transition, the transition of the departing directors and the prospects and future performance of Health Catalyst. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause actual results to differ materially from Health Catalyst’s expectations, plans and prospects. For a detailed discussion of the risk factors that could affect Health Catalyst’s actual results, please refer to the risk factors identified in Health Catalyst’s SEC reports, including, but not limited to, the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed with the SEC on November 10, 2025 and the Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025 and amended on April 30, 2025. All information provided in this release and in the attachments is as of the date hereof, and Health Catalyst undertakes no duty to update or revise this information unless required by law.

Media Contact:
Kathryn Mykleseth
Director of Public Relations and Communications
media@healthcatalyst.com

Investor Relations Contact:
Matt Hopper
SVP of Finance and Head of Investor Relations
ir@healthcatalyst.com